UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 22, 2026

FISCALNOTE HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39672	88-3772307
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1201 Pennsylvania Avenue NW, 6th Floor,
Washington, D.C. 20004
(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (202)793-5300

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Chief Executive Officer

On June 22, 2026, the Board of Directors (the “Board”) of FiscalNote Holdings, Inc. (the “Company”) and the President & Chief Executive Officer of the Company, Josh Resnik, mutually agreed on Mr. Resnik’s departure from the Company effective June 26, 2026. The Board appointed Key Compton as the President & Chief Executive Officer of the Company effective June 22, 2026. Subject to his execution of a customary release in favor of the Company, Josh Resnik will receive severance in accordance with his Employment Agreement including (i) a lump sum payment equal to two times his annual base salary plus the target bonus for fiscal year 2026, (ii) accelerated vesting of all outstanding service-based components of equity awards, provided that performance-based conditions will only vest if and to the extent such performance vesting requirements are met; and (iii) a full COBRA premium subsidy for 18 months. Mr. Resnik will remain in a consulting role with the Company until July 31, 2026, collaborating with Mr. Compton on transition matters. The Company is grateful for Mr. Resnik’s eight years of service in senior leadership, during which, among other matters, the Company went public, launched its flagship PolicyNote platform, and commenced other key initiatives such as the expansion of its API ecosystem.

Mr. Compton, age 56, has served as a Board member since February 2021 and also served as the Chair of the Audit Committee of the Board (the “Audit Committee”). In connection with his appointment as Chief Executive Officer, Mr. Compton has ceased to serve as a member of the Audit Committee. Mr. Compton brings three decades of experience founding, scaling, and investing in technology companies. As Co-Founder and Managing Director of GPO Fund, he has led growth-stage investments in enterprise software and data businesses, including its investment in the Company in 2020. Additional biographical information concerning Mr. Compton can be found in the Company’s Definitive Proxy Statement on Schedule 14A, filed with the U.S. Securities and Exchange Commission on April 15, 2026 under the section titled “Directors,” and such information is incorporated herein by reference.

Compensation arrangements in connection with Mr. Compton’s appointment as the Chief Executive Officer are being finalized and will be reported in an amendment to this Current Report on Form 8-K.

Chief Legal and Administrative Officer

In addition, on June 22, 2026, Todd Aman, the Company’s Chief Legal and Administrative Officer, who has served at the Company for the past five years, notified the Company of his decision to resign his positions with the Company, effective on July 2, 2026, to pursue another professional opportunity. The Company thanks Mr. Aman for his service and wishes him the best in his future endeavors.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

104	Cover Page Interactive Data File (formatted as Inline XBRL).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FISCALNOTE HOLDINGS, INC.

By:	/s/ Todd Aman
Name:	Todd Aman
Title:	Chief Legal & Administrative Officer

Date: June 26, 2026